                                                                    EXHIBIT 11.1

                          U.S. OFFICE PRODUCTS COMPANY
            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Primary net income per share:

                                                                                                      FISCAL YEAR
                                                                                                         ENDED
                                                                                                       APRIL 30,
                                                                                                         1996
                                                                                                     -------------
Net income.........................................................................................    $   8,740
                                                                                                     -------------
                                                                                                     -------------
Weighted average common shares outstanding.........................................................       22,907
Common stock equivalents from stock options........................................................          478
                                                                                                     -------------
Total weighted average common shares outstanding...................................................       23,385
                                                                                                     -------------
                                                                                                     -------------
Net income per share...............................................................................    $    0.37
                                                                                                     -------------
                                                                                                     -------------

                                       51